                                                                 EXHIBIT 10(k)

                              SEVENTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         This Seventh Amendment to Loan and Security Agreement (this "Amendment"), dated as of October 12, 2000, is entered into by and among AFP IMAGING CORPORATION, a New York corporation, successor by merger to AFP Technologies Corporation, formerly known as Kenro Corporation, a New Jersey corporation ("AFP"), LOGETRONICS CORPORATION, a New York corporation ("LogE"), VISIPLEX INSTRUMENTS CORPORATION, a New York corporation formerly known as Xenon Industries, Inc. ("Visiplex") and REGAM MEDICAL SYSTEMS INTERNATIONAL AB, a Swedish corporation ("Regam"); DENT-X INTERNATIONAL, INC., a New York corporation ("DXI") (AFP, LogE, Visplex, Regam and DXI are hereinafter jointly and severally, referred to as the "Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender") formerly known as Greyhound Financial Corporation, successor-by-merger to Greyhound Financial Capital Corporation, an Oregon corporation.

                              W I T N E S S E T H:

         WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of November 22, 1993, as the same was amended by (i) that certain First Amendment to Loan and Security Agreement dated as of December 7, 1993; (ii) that certain Second Amendment to Loan and Security Agreement dated as of July 14, 1995; (iii) that certain Third Amendment to Loan and Security Agreement dated as of July 14, 1997, (iv) that certain Fourth Amendment to Loan and Security Agreement dated as of August 10, 1999; (v) that certain Fifth Amendment to Loan and Security Agreement dated as of September 14, 1999, and,
(vi) that certain Sixth Amendment to Loan and Security Agreement dated as of November 30, 1999 (as so amended, the "Original Loan Agreement") setting forth the terms and conditions under which Lender would make loans and other advances to Borrower; and

         WHEREAS, Borrowers have requested that Lender make certain amendments to the Loan Agreement, which Lender is willing to do but only upon the terms and subject to the conditions herein set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the same meaning as set forth in the Loan Agreement.

         2. Amendments. On the Effective Date of this Amendment the Original Loan Agreement is hereby amended as follows:

            (a) Paragraph 2(A) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                (A) Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, Lender shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed Five Million Four Hundred Thirty Six Thousand Five Hundred Sixty Two and 13/100 Dollars ($5,436,562.13) (the "Total Facility"), subject to deduction of reserves for accrued interest and such other reserves as Lender deems proper from time to time, and less amounts Lender may be obligated to pay in the future on behalf of Borrower.

            (b) Paragraph 2(B) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                (B) Loans. Advances under the Total Facility shall be comprised of the following:

                (i) Receivable Loans: a revolving line of credit in an aggregate outstanding principal amount not to exceed Four Million Five Hundred Thousand and no/100 Dollars ($4,500,000.00) (the "Revolving Line of Credit Facility" or the "Revolving Credit Limit") consisting of loans against Borrower's Eligible Receivables ("Receivable Loans") in an aggregate outstanding principal amount not to exceed the lesser of:

                    (a) an amount equal to (I) Four Million Five Hundred Thousand and no/100 Dollars ($4,500,000.00), less (II) the aggregate outstanding principal amount of all Inventory Loans (as defined below), less (III) the aggregate undrawn face outstanding amount of all Letters of Credit issued under paragraph 2(D) of this Agreement, or

                    (b) an amount equal to (1) eighty percent (80%) of the net amount of Eligible Receivables other than Eligible Named Foreign Receivables or Eligible Foreign Receivables, plus (2) the lesser or
         (A) eighty percent (80%) of the net amount of Eligible Named Foreign Receivables or (B) $500,000, plus (3) the lesser of (A) fifty percent (50%) of the net amount of Eligible Foreign Receivables or
         (B) $500,000;

                (ii) Inventory Loans: As a sub-line of the Receivable Loans, a revolving line of credit consisting of loans against Borrower's Eligible Inventory (Inventory Loans") in an aggregate outstanding principal amount not to exceed the lesser of

                    (a) fifty percent (50%) of the value of Borrower's Eligible Inventory, calculated at the lower of cost or market value and determined on a first in, first out basis, or

                    (b) Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00); and

                (iii) Fixed Asset Loan: a term loan ("Fixed Asset Loan") in an aggregate outstanding principal amount not to exceed Nine Hundred Thirty Six Thousand Five Hundred Sixty Two and 13/100 Dollars ($936,562.13) provided, that the Fixed Asset Loan, if any, shall be in such amounts and on such terms as are set forth on separate promissory notes of Borrower from time to time, each in form and substance satisfactory to Lender in its sole discretion.

         (c) Paragraph 2(D)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                (D) Letters of Credit.
                    -----------------

                 (i) At the request of Borrower, Lender may, in its sole discretion, arrange for the issuance of letters of credit for the account of Borrower and guarantees of payment of such letters of credit, in each case in form and substance satisfactory to Lender in its sole discretion (collectively, "Letters of Credit"). The aggregate face amount of all outstanding Letters of Credit from time to time shall not exceed Four Hundred Thousand and No/100 Dollars ($400,000.00), and shall be reserved against the availability of Receivable Loans pursuant to Paragraph 2(B) hereof. Borrower shall pay all bank charges for the issuance of Letters of Credit, together with an additional fee to Lender equal to two percent (2%) per annum of the aggregate face amount of each Letter of Credit outstanding from time to time during the term of this Agreement (the "L/C Fee"). The L/C Fee shall be deemed to be fully earned upon the issuance of each Letter of Credit and shall be due and payable on the first Business Day of each month following a month during which any Letter of Credit is outstanding. Any advance by Lender under or in connection with a Letter of Credit shall constitute an Obligation hereunder and an advance of the Receivables Loans.

         (d) Paragraph 3(A) of the Loan Agreement is amended and restated in its entirety to read as follows:

                 (A) Interest. Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a per annum rate of one and one-half percent (1.5%) in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"). The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and will be payable to Lender in arrears on the first day of each month hereafter at its address set forth in Exhibit B hereto.

         (e) Paragraph 3 of the Loan Agreement is amended and restated with the addition of the following language in its entirety to read as follows:

                 Unused Line Fee. With respect to each calendar month, or portion thereof during the term of this Agreement, commencing with the month of October, 2000, Borrower shall unconditionally pay to Lender a fee equal to one-fourth of one percent (.25%) per annum of the difference between the Revolving Credit Limit and the average daily outstanding balance of the Receivables Loans during such month, or portion thereof ("Unused Line Fee"), which fee shall be calculated and payable monthly, in arrears, and shall be due and payable commencing on November 1, 2000, and continuing on the first Business Day of each calendar month thereafter.

         (f) Paragraph 14(J) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 "Capital Expenditures" Promptly notify Lender in writing of the making of the making of any single Capital Expenditure which exceed $50,000 or any group of Capital Expenditures expended in connection with the purchase of a particular asset which cumulatively exceeds $450,000 per fiscal year, however, for the 2001 fiscal year only, the cumulative cap shall be $550,000.

         (g) Paragraph 14 (O) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 "Net Worth" Maintain, on a consolidated basis, Net Worth of not less than Four Million and No/100 Dollars ($4,000,000.00)

         (h) Paragraph 14 (Q) of the Loan Agreement, as amended by the Sixth Amendment to Loan and Security Agreement, is hereby further amended to add the following at the end of the subparagraph:

                 Notwithstanding the foregoing, the parties agrees that (1) for only the testing periods ending on September 30, 2000 and December 31, 2000, the Borrower will be required to maintain, on a consolidated basis, a ratio of Operating Cash Flow to (i) Senior Contractual Debt Service of no less than .30 to 1.0, and (ii) Total Contractual Debt Service of no less than .25 to 1.0; (for all testing period thereafter, the ratios will be as set forth above); and (2) the covenants set forth in this Paragraph 14(Q) shall be tested commencing on a rolling quarterly basis from July 1, 2000 through the testing period ending March 31, 2001 and, thereafter, on a rolling four quarter basis."

                 (i) Paragraph 17 (A) of the Loan Agreement is amended and restated in its entirety to read as follows:

                 "Term" Notwithstanding the provisions of that certain Side Letter between Borrower and Lender dated August 21, 2000, the initial term of this Agreement shall expire on November 17, 2000 (the "Initial Term") and shall be automatically extended for an additional term (the "Renewal Term") which shall expire on October 31, 2001, unless sooner terminated as provided herein. All loans and all credit facilities shall be coterminous.

                 3. Waiver.
                    ------

                 (a) Based on the financial statements the Borrower has supplied for the calendar quarters ending March 31, 2000 and June 30, 2000, the Borrower is in default of the covenants of Borrower contained in
         Section 14(Q) of the Original Loan Agreement. For so long as there is no other Event of Default by Borrower, the Lender agrees that the failure of the Borrower to conform, for the calendar quarters ending March 31, 2000 and June 30, 2000, with the covenants contained in
         Section 14(Q) of the Loan Agreement shall not constitute an Event of Default.

                 (b) The Lender has become aware of the fact that the Borrower has entered into a security agreement with Den-a-lez, Inc. related to contract SP0200-00-D-8501 (the "Contract"). In connection with the Contract, the Borrower granted to Den-a-lez a security interest in inventory described in the Contract. The foregoing security has subsequently been terminated and released on record. Relying on the foregoing releases, the Lender agrees that the foregoing shall not constitute an Event of Default.

                 (c) The Borrower acknowledges that the foregoing waivers by Lender are limited to the specific periods, matters, and circumstances set forth in this Section. Nothing in this Section should be construed as a waiver by Lender of the Borrower's compliance with all other provisions of the Original Loan Agreement (as amended hereby) nor as a waiver of the requirement that the Borrower observe all other financial covenants contained in the Original Loan Agreement and to conform with
         Section 14(Q) of the Original Loan Agreement for all other periods other than those specifically set forth in this Section.

                 4. Sale of LogE. The Lender will consent to the sale by the Borrower of certain assets of LogE provided that such sale is effected pursuant to the terms of a Sale Agreement in form and substance satisfactory to Lender. Upon (a) the closing of the sale contemplated by the foregoing Sale Agreement and (b) the payment to Lender of the greater of (i) the proceeds of the sale or (ii) the unpaid amount of any Inventory Loans advances made against the assets which are the subject matter of such sale, then the Lender shall release any lien or claim that it may have on the assets of LogE which are the subject matter of such sale. Until the closing of the foregoing sale, the Lender is authorized to reserve $100,000 (in addition to the other reserves set forth in the Original Loan Agreement) from the Receivables Loan availability amount. Furthermore in the event following the closing of such sale and the application of the proceeds of such sale pursuant to the following sentence, there are insufficient proceeds to make a $100,000 principal reduction under the Fixed Asset Loan, Lender is authorized to reserve any shortfall from the Receivables Loan availability amount (in addition to the other reserves set forth in the Original Loan Agreement). The proceeds paid to Lender pursuant to clause (b) above shall be applied in the following order:
         (i) first, an amount equal to the unpaid amount of any Inventory Loans advances made against any assets which are the subject matter of such sale shall be applied as a principal payment under the Receivable Loans; (ii) second, $100,000 shall be applied as a principal payment under the Fixed Asset Loan; and (iii) third, the balance shall be available to Borrower for working capital.

                 5. Amendment Fee. In consideration of, among other things, Lender's consent to this Amendment, Borrower agrees to pay to Lender, upon Borrower's execution of this Amendment, the amount of Twenty Seven Thousand One Hundred Eighty Three Dollars ($27,183) (the "Amendment Fee"). The Amendment Fee has been fully earned by Lender and is nonrefundable and may be disbursed by Lender from the Total Facility.

                 6. Reaffirmation and Grant of Security Interest. Without in any way limiting the provisions of Section 4(A) of the Loan Agreement, and to secure the prompt payment and performance of the Obligations (other than those Obligations arising out of the Environmental Certificate), and notwithstanding which entity constituting Borrower receives a particular advance of the Total Facility, each entity constituting Borrower hereby reaffirms the grant to Lender of or grants to Lender, as the case may be, a security interest in all of such Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, the Life Insurance Policies and the proceeds thereof, Trademarks, Licenses and Patents, and General Intangibles, including, without limitation, all of such Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in Lender's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Lender may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral"; provided, however, that, with respect solely to Collateral of Regam, such Collateral of Regam shall in all events include only property of Regam located in the United States of America as of the Third Amendment Effective Date together with such Collateral of Regam as thereafter may be located therein from time to time.

                 7. Conditions Precedent. The amendments described in this Amendment and the obligations of Lender set forth in this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

                 (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

                    (i) this Amendment;

                    (ii) the Replacement Note Term Loan C in the form attached as Exhibit A.

                    (iii) A corporate resolution from the Board of Directors of each entity constituting Borrower (and from the Shareholders, if necessary) approving the transactions contemplated hereby and the execution and delivery of this Amendment;

                    (iv) A certificate of Borrower's president and corporate
               assistant secretary attesting to the facts that the corporate resolutions set forth in Section 7(ii) above have not been modified or revoked and remain in full force and effect;

                    (v) A recently issued good standing certificate from the
               state of organization for each Borrower evidencing that the entity is in good standing and validly existing; and

                    (vi) Such other items as Lender may require;

                 (b) After giving effect to this Amendment, there shall not then exist an Event of Default;

                 (c) All the representations and warranties of the Loan Parties in the Loan Documents as amended hereby shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment;

                 (d) Borrower has paid to Lender the Amendment Fee or in lieu thereof the fee has been paid to Lender by an advance by Lender against the Total Facility; and

                 (e) Borrower shall have paid all reasonable closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of this Amendment, which costs, fees and expenses may be paid to Lender by an advance by Lender against the Total Facility.

         8. Conditions Subsequent. Borrower acknowledges that following the effective date of this Amendment, Lender will be obtaining UCC, tax lien, judgment and litigation searches on each Borrower and Lender's continued obligations under this Amendment are subject to and conditioned upon Lender's approval of the results of such searches.

         9. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement as amended hereby or any of the other Loan Documents, with or without notice or lapse of time.

         10. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement as amended hereby and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement as amended hereby or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

         11. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents as amended hereby with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

         12. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement as amended hereby, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control.

         13. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

         14. Benefit of this Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

         15. Choice of Law. The Loan Documents and this Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

         16. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

         17. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding affect of this Amendment.

         18. Effectiveness of Amendment. This Amendment shall not be effective until the same is executed and delivered by the parties hereto and all conditions set forth in Section 7 hereof have been satisfied. The date that all of the conditions set forth in Section 7 hereof have been satisfied is called the "Effective Date."

         19. No Waiver. Except as specifically set forth herein, this Amendment in no way acts as a waiver by Lender of any breach, default, Event of Default or condition which, with the giving of notice or passing of time or both, would constitute an Event of Default, of Borrower (whether known or unknown to Lender) or as a release or relinquishment of any of the liens, security interests, rights or remedies securing payment and performance of the Obligations or the enforcement thereof. Nothing contained in this Amendment is intended to or shall be construed as relieving any person or entity, whether a party to this Amendment or not, of any of such person's or entity's obligations to Lender.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first written above.


AFP IMAGING CORPORATION, a New York         LOGETRONICS CORPORATION, a
corporation, successor by merger to         New York corporation
AFP Technologies Corporation, formerly
known as Kenro Corporation, a
New Jersey corporation

By:____________________________________    By:__________________________________
   Name:                                       Name:
        --------------------------------            ----------------------------
   Title:                                      Title:
         -------------------------------             ---------------------------

VISIPLEX INSTRUMENTS CORPORATION,           REGAM MEDICAL SYSTEMS
a New York corporation formerly known       INTERNATIONAL AB, a Swedish
as Xenon Industries, Inc.                   corporation


By:____________________________________    By:__________________________________
   Name:                                       Name:
        --------------------------------            ----------------------------
   Title:                                      Title:
         -------------------------------             ---------------------------



DENT-X INTERNATIONAL, INC. a New York       FINOVA CAPITAL CORPORATION, a
corporation                                 Delaware corporation formerly known
                                            as Greyhound Financial Corporation,
                                            successor-by-merger to Greyhound
                                            Financial Capital Corporation,
                                            an Oregon corporation

By:____________________________________    By:__________________________________
   Name:                                       Name:
        --------------------------------            ----------------------------
   Title:                                      Title:
         -------------------------------             ---------------------------

                       REPLACEMENT SECURED PROMISSORY NOTE
                       -----------------------------------
                                  (TERM NOTE C)
                                  -------------

$936,562.13                                                     Phoenix, Arizona
                                                                October 12, 2000

         FOR VALUE RECEIVED, AFP IMAGING CORPORATION, a New York corporation, successor by merger to AFP Technologies Corporation, formerly known as Kenro Corporation, a New Jersey corporation, LOGETRONICS CORPORATION, a New York corporation, VISIPLEX INSTRUMENTS CORPORATION, a New York corporation formerly known as Xenon Industries, Inc., REGAM MEDICAL SYSTEMS INTERNATIONAL AB, a Swedish corporation ("Regam") and DENT-X INTERNATIONAL, INC., a New York corporation ("DXI") (all of the foregoing, individually and collectively "Debtor"), jointly and severally promise to pay to the order of FINOVA CAPITAL CORPORATION ("Secured Party"), formerly known as Greyhound Financial Corporation and successor-by-merger to Greyhound Financial Capital Corporation, an Oregon corporation, at its offices at 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071, or at such other place or places as Secured Party may from time to time designate in writing, the principal sum of Nine Hundred Thirty Six Thousand Five Hundred Sixty Two and 13/100 Dollars ($936,562.13), payable as follows:

              a. Twelve (12) equal successive monthly installments of principal of Fifteen Thousand Six Hundred Nine and 36/100 Dollars ($15,609.36) each on the first day of each month, beginning November 1, 2000, and continuing through and including October 1, 2001; and

              b. A final installment of the outstanding principal balance on October 31, 2001,

together with accrued interest on the principal balance from time to time remaining unpaid. Notwithstanding anything herein to the contrary, in the event that certain Loan and Security Agreement, dated as of November 22, 1993 by and among Debtor (other than Regam), AFP Technologies Corporation, formerly known as Kenro Corporation, a New Jersey corporation and Secured Party , as amended by
(i) that certain First Amendment to Loan and Security Agreement dated as of December 7, 1993; (ii) that certain Second Amendment to Loan and Security Agreement dated as of July 14, 1995; (iii) that certain Third Amendment to Loan and Security Agreement of even date herewith; (iv) that certain Fourth Amendment to Loan and Security Agreement dated as of August 10, 1999; (v) that certain Fifth Amendment to Loan and Security Agreement dated as of September 14, 1999;
(vi) that certain Sixth Amendment to Loan and Security Agreement dated as of November 30, 1999 and (vii) that certain Seventh Amendment to Loan Security Agreement of even date herewith (as so amended and may hereafter be amended, restated, renewed, extended or modified from time to time, the "Loan Agreement") is terminated by Debtor, by Secured Party or by any other person at any time, then the entire unpaid principal balance of this Note, together with all accrued and unpaid interest hereon, shall become immediately due and payable in full on the effective date of such termination, without presentment, notice or demand of any kind.

         Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be at the rate of one and one half percent (1.5%) in excess of the Base Rate (as hereinafter defined), computed on the basis of a 360-day year; provided, however, upon the occurrence and during the continuance of an event of default (as hereinafter defined), interest shall accrue on the outstanding principal balance of this Note at a default rate (the "Default Rate") of three and one half percent (3.50%) in excess of the Base Rate, and shall be payable on demand. "Base Rate" means, for any day, the rate of interest per annum (over a year of 360 days) announced by Citibank, N.A. (the "Bank"), from time to time, as its "base rate" (or any successor thereto) in effect on such day. The Base Rate is not necessarily the lowest rate charged by the Bank. The applicable rate of interest assessed hereunder will be increased or decreased from time to time hereafter in an amount equal to any increase or decrease hereafter made by the Bank in the Base Rate. A change in the Base Rate shall be effective on the first day following such change, provided that a cumulative change of less than one fourth of one percent (0.25%) shall not be considered.

         Debtor warrants and represents to Secured Party that Debtor has used and will continue to use the loans and advances represented by this Note solely for proper business purposes, and consistent with all applicable laws and statutes. Debtor further warrants and represents to Secured Party and covenants with Secured Party that Debtor is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System), and no part of the loan represented by this Note has been or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         This Note is secured by the Collateral described in the Loan Agreement.

         The occurrence of any one of the following events shall constitute a default by Debtor under this Note (hereinafter an "Event of Default"): (a) if Debtor fails to pay to Secured Party an installment of principal or interest hereunder when due; (b) if Debtor fails to pay any of its Obligations (as defined in the Loan Agreement) to Secured Party when due and payable or declared due and payable; (c) if Debtor fails or neglects to perform, keep or observe any term, provision, covenant, warranty or representation contained in this Note or the Loan Agreement (other than as referred to in (a) or (b) of this paragraph), which is required to be performed, kept or observed by Debtor or if a default occurs under the Loan Agreement; (d) an Event of Default under and as defined in the Loan Agreement shall exist; or (e) the occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time or times hereafter delivered to Secured Party by Debtor or by any guarantor of part or all of Debtor's obligations to Secured Party.

         Upon the occurrence of any Event of Default hereunder, in addition to Secured Party's right to charge interest on the Obligations at the Default Rate:
(a) at the option of Secured Party, the entire unpaid amount of all of the Obligations shall become immediately due and payable without demand, notice or legal process of any kind; (b) Secured Party may, at its option, without demand, notice or legal process of any kind, exercise any and all rights and remedies granted to it by the Loan Agreement or by any other agreement now or hereafter existing between Secured Party and Debtor or between Secured Party and any guarantor of part or all of Debtor's liabilities to Secured Party; and (c) Secured Party may at its option exercise from time to time any other rights and remedies available to it under the Uniform Commercial Code or other law of the State of Arizona.

         The remedies of Secured Party as provided herein and in the Loan Agreement shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Secured Party. No act of omission or commission of Secured Party, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Secured Party and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         Debtor waives presentment, demand and protest, notice of protest, notice of presentment and all other notices and demands in connection with the enforcement of Secured Party's rights hereunder, except as specifically provided and called for by this Note, and hereby consents to, and waives notice of, the release, addition, or substitution, with or without consideration, of any collateral or of any person liable for payment of this Note. Any failure of Secured Party to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of any other right at any other time.

         If legal action is necessary to enforce any provision of this Note, the prevailing party to such action shall be entitled to recover payment of its costs and attorneys' fees, paralegals' fees and expert witnesses' fees from the losing party.

         Secured Party may at any time transfer this Note and Secured Party's rights in any or all collateral securing this Note, and Secured Party thereafter shall be relieved from all liability with respect to such collateral arising after the date of such transfer.

         This Note shall be binding upon Debtor and its legal representatives, successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Note shall be prohibited by or invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provision of this Note. The representations, warranties, covenants, liabilities and obligations of Debtor contained herein constitute the joint and several representations, warranties, covenants, liabilities and obligations of each of the parties constituting Debtor.

         This Note is issued in substitution for, but not in payment for or satisfaction of (i) that certain First Amended Secured Promissory Note (Term Loan A) dated July 14, 1995 in the original principal amount of $550,000, which itself was issued in amendment and restatement of, but not in payment for or satisfaction of, that certain Secured Promissory Note dated as of November 22, 1993 in the original principal amount of $250,000.00 (ii) that certain Secured Promissory Note (Term Loan B) dated as of July 14, 1995 in the original principal amount of $900,000.00 and (iii) that certain Replacement Secured Promissory Note (Term Note C) dated as of July 14, 1997 in the original principal amount of $1,450,000 (collectively, the "Original Note"). Upon execution and delivery hereof and satisfaction of the conditions precedent set forth in the Seventh Amendment, the terms and provisions of this Note shall govern and control all matters formerly governed by the Original Note. This Note is Term Note C as defined in the Loan Agreement.

         THIS NOTE HAS BEEN DELIVERED FOR ACCEPTANCE BY SECURED PARTY IN PHOENIX, ARIZONA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ARIZONA, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS ADOPTED IN ARIZONA. DEBTOR HEREBY (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MARICOPA COUNTY, ARIZONA OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE; (ii) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON DEBTOR, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO DEBTOR AT THE ADDRESS SET FORTH BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO DEBTOR'S ADDRESS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

DEBTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST SECURED PARTY OR ANY OF SECURED PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN MARICOPA COUNTY, ARIZONA; AND (vi) IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR SECURED PARTY'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR SECURED PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR DEBTOR'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

--------------------------------------------------------------------------------
AFP IMAGING CORPORATION, a New York          LOGETRONICS CORPORATION, a New York
corporation successor by merger to           corporation
AFP Technologies Corporation, formerly
known as Kenro Corporation, a New Jersey
corporation                                  By:
                                                --------------------------------
                                                Name:
                                                Title:
By:
   --------------------------------------
   Name:                                     Employer ID No.: 22-2825090
   Title:

Employer ID No.: 13-2956272

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VISIPLEX INSTRUMENTS CORPORATION,            REGAM MEDICAL SYSTEMS
a New York corporation formerly known        INTERNATIONAL AB, a Swedish
as Xenon Industries, Inc.                    corporation

By:                                          By:
   -----------------------------------          --------------------------------
   Name:                                        Name:
   Title:                                       Title:

Employer ID No.: 11-2557539                  Employer ID No.:
                                                             -------------------

--------------------------------------------------------------------------------
DENT-X INTERNATIONAL, INC. a
New York corporation

By:
   -----------------------------------
   Name:
   Title:

Employer ID No.: 13-3989113
                ----------------------
--------------------------------------------------------------------------------

Debtor's address:   250 Clearbrook Road
                    Elmsford, New York 10523
                    Att'n: David Vozick